Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact: Investor Relations; investorrelations@aarons.com

THE AARON’S COMPANY COMPLETES ACQUISITION OF BRANDSMART U.S.A.

ATLANTA (April 1, 2022) – The Aaron’s Company, Inc. (“Aaron’s”) (NYSE: AAN), a leading technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions, today announced the completion of its previously announced acquisition of BrandsMart U.S.A. (“BrandsMart”) for $230 million in cash plus customary closing adjustments.

“This is an exciting day as we welcome the BrandsMart team to the Aaron’s family. Together, we are well positioned to continue to execute on Aaron’s mission of providing consumers with easy access to high quality products on affordable lease and retail purchase options through a wider set of channels. We believe that the consolidated business can deliver strong revenue and double-digit annual adjusted EBITDA growth over the next five years and beyond,” said Douglas Lindsay, Chief Executive Officer of Aaron’s.

In connection with the closing of the BrandsMart acquisition, Aaron’s replaced its existing $250 million unsecured revolving credit facility with a new credit facility that includes an unsecured $375 million revolving credit facility and a five-year $175 million unsecured term loan. At closing, Aaron’s had approximately $117 million of borrowings outstanding under its revolving credit facility.

About The Aaron’s Company

Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading omnichannel provider of lease-to-own and retail purchase solutions. Aaron’s engages in direct-to-consumer sales and lease ownership of furniture, appliances, consumer electronics and accessories through its approximately 1,300 company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform, Aarons.com. For more information, visit Aarons.com or investor.aarons.com.

About BrandsMart U.S.A.

Headquartered in Fort Lauderdale, BrandsMart U.S.A. is one of the leading appliance and consumer electronics retailers in the southeast United States and one of the largest appliance retailers in the country with ten retail stores in Florida and Georgia and a growing e-commerce presence at brandsmartusa.com. BrandsMart U.S.A. offers hundreds of name brands across thousands of different items, including large and small appliances, consumer electronics, computers, furniture, and home goods. For more information, visit brandsmartusa.com.

Forward-Looking Statements

Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “remain,” “believe,” “outlook,” “expect,” “assume,” “assumed,” and similar terminology. These risks and uncertainties include factors such as (i) any ongoing impact of the COVID-19 pandemic due to new variants or efficacy and rate of vaccinations, as well as related measures taken by governmental or regulatory authorities to combat the pandemic; (ii) risks related to the disruption of management time from ongoing business operations due to the acquisition; (iii) failure to realize the benefits expected from the acquisition, including projected synergies; (vi) failure to promptly and effectively integrate the acquisition; (iv) the effect of the acquisition on our operating results and businesses and on the ability of Aaron’s and BrandsMart to retain and hire key personnel or maintain relationships with suppliers; (v) the risks associated with our strategy and strategic priorities not being successful, including our e-commerce and real estate repositioning and optimization initiatives or being more costly than anticipated; (vi) our ability to adjust pricing to offset, or partially offset, inflationary pressure on the cost of our products and services; (vii) supply chain delays and disruptions, including adverse consequences to our supply chain function from decreased procurement volumes and from the COVID-19 pandemic; and (viii) the other risks and uncertainties discussed under “Risk Factors” in the Aaron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any subsequent reports filed with the Securities and Exchange Commission. Statements in this press release that are “forward-looking” include without limitation statements with respect to Aaron’s goals, plans, expectations, projections regarding the expected financial benefits and results of operations following the acquisition. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Aaron’s undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

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